UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

OVID THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38085	46-5270895
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1460 Broadway, Suite 15044 New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 661-7661

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2019, Ovid Therapeutics Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Stock”).

The rights, preferences and privileges of the Series A Stock are set forth in the Certificate of Designation. Each share of Series A Stock is convertible into 1,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at any time at the holder’s option. However, the holder will be prohibited, subject to certain exceptions, from converting shares of Series A Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice to us; provided, however, that effective 61 days after delivery of such notice, such beneficial ownership limitations shall not be applicable to any holder that beneficially owns 10.0% or more of the total number of shares of Common Stock issued and outstanding immediately prior to delivery of such notice. In the event of a liquidation, dissolution, or winding up of the Company, holders of Series A Stock will receive a payment equal to $0.001 per share of Series A Stock before any proceeds are distributed to the holders of common stock. Shares of Series A Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding shares of Series A Stock will be required to amend the terms of the Series A Stock. Shares of Series A Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock, and will rank:

•	senior to all Common Stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series A Stock;

•	on parity with any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series A Stock; and

•	junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series A Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series A Stock is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On February 20, 2019, the Company entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company, LLC and William Blair & Company, L.L.C., as representatives (the “Representatives”) of the several underwriters listed therein (collectively, the “Underwriters”), for separate, concurrent registered offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $30 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The first Underwriting Agreement (the “Common Stock Agreement”) relates to the public offering of 12,500,000 shares of Common Stock at a public offering price of $2.00 per share (the “Common Offering”). Pursuant to the terms of the Common Stock Agreement, the Company has also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,750,000 shares of Common Stock at the same price per share.

The second Underwriting Agreement (the “Preferred Stock Agreement”) relates to the public offering of 2,500 shares of the Series A Stock at a public offering price of $2,000 per share (the “Preferred Offering,” and together with the Common Offering, the “Offerings”).

The Offerings are being made pursuant to the Company’s registration statement on Form S-3, declared effective by the Securities and Exchange Commission on June 19, 2018 (Registration No. 333-225391), a base prospectus dated June 19, 2018 and the related prospectus supplements, each dated February 20, 2019. The Offerings are expected to close on or about February 22, 2019, subject to customary closing conditions.

Each Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. All of the Company’s directors and executive officers and their affiliated entities have agreed, subject to certain exceptions, not to sell or transfer any shares of Common Stock for 90 days, and the Company has agreed not to sell or transfer any shares of the Company’s common stock for 90 days, in each case, after February 20, 2019, without first obtaining the written consent of the Representatives.

The Common Stock Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Preferred Stock Agreement is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to the applicable exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in these Offerings is attached as Exhibit 5.1 hereto.

On February 20, 2019, the Company issued a press release announcing the matters described above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement related to the Common Offering, dated February 20, 2019, among Ovid Therapeutics Inc. and Cowen and Company, LLC and William Blair & Company, L.L.C.

1.2	Underwriting Agreement related to the Preferred Offering, dated February 20, 2019, among Ovid Therapeutics Inc. and Cowen and Company, LLC and William Blair & Company, L.L.C.

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Ovid Therapeutics Inc.

4.1	Form of Series A Preferred Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVID THERAPEUTICS INC.
By:	/s/ Ana C. Ward
Ana C. Ward
Senior Vice President, General Counsel

Dated: February 21, 2019